Exhibit 10.1

WAIVER AND AMENDMENT

Dated as of November 30, 2004

Commerce Bank
7650 Edinborough Way
Suite 150
Edina, MN 55435

Dear Sir or Madam:

     Reference is made to that certain Term Loan Agreement (the “Loan Agreement”), dated October 14, 2003, by and between HEI Inc., a Minnesota corporation (the “Borrower”) and Commerce Bank, a Minnesota banking corporation (the “Lender”) and that certain Promissory Note (the “Promissory Note”), dated October 14, 2003, made by the Borrower in favor of the Lender.

     The Borrower has advised the Lender that due to adjustments to its books of record and account made in connection with the audit of its annual financial statements for its fiscal year ended August 31, 2004, it may be deemed to have been in default under Section 6.4 of the Loan Agreement. The Borrower has further advised the Lender that the audit of its annual financial statements for its fiscal year ended August 31, 2004, has not yet been completed and, as a result, the Borrower is at present in default under Section 6.5(a) of the Loan Agreement. The Borrower has further advised the Lender that beginning as of its fiscal quarter ending February 28, 2005, the Borrower is likely to be in default under Section 6.10 of the Loan Agreement. The Borrower has accordingly requested certain waivers and amendments relating to Sections 6.4, 6.5(a) and 6.10 of the Loan Agreement, and the Lender has requested certain amendments to the Promissory Note.

     In consideration of the promises herein set forth, and subject to Sections 9.1 and 9.2 of the Loan Agreement, the Borrower and the Purchaser hereby agree as follows:

     1. The Lender hereby waives all past defaults under Section 6.4 of the Loan Agreement.

     2. The Lender hereby waives the default existing as of the date hereof under Section 6.5(a) of the Loan Agreement.

     3. Section 6.5(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)	As soon as available and in any event within one hundred twenty (120) days after the close of each of its fiscal years, a copy of the annual financial statements of Borrower, including balance sheet, related statements of earnings, stockholders’ equity and statements of cash flow for such year, prepared in accordance with GAAP, and audited by an independent certified public accountant of recognized standing selected by Borrower and acceptable to Lender;

     4. Section 6.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     6.10 Debt Service Coverage Ratio. Beginning as of Borrower’s fiscal quarter ended February 28, 2006, and at all times thereafter during the term of the loan, maintain a Debt Service Coverage Ratio equal to or greater than 1.20:1, which ratio shall be calculated based on Borrower’s 10-Q and 10-K Reporting and measured as of the last day of each fiscal quarter of Borrower for the immediately preceding twelve-month period.

     5. Section 1(a) of the Promissory Note is hereby amended and restated in its entirety to read as follows:

     (a) Commencing on October 14, 2003, to and including February 28, 2005, interest shall accrue on the outstanding principal balance hereof at a rate of interest equal to 6.50% per annum, and commencing on March 1, 2005, to and including October 31, 2006, interest shall accrue on the outstanding principal balance hereof at a rate of interest equal to 7.50% per annum; and

     The Loan Agreement and Promissory Note shall remain in full force and effect, without modification except as set forth herein or in any other amendments entered into in accordance with the requirements of the Loan Agreement and/or Promissory Note, as applicable.

     This Waiver and Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which constitute but one agreement.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Waiver and Amendment and return the same to the Borrower, whereupon this Waiver and Amendment shall become a binding agreement between the Lender and the Borrower.

Very truly yours, HEI, INC.
/s/ Mack V. Traynor, III
By: Mack V. Traynor, III
Its: CEO and President

     Acknowledged as of the date first written above.

COMMERCE BANK
/s/ James E. Senske
By: James E. Senske
Its: President